UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 27, 2026

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 3030

Winnemucca, Nevada 89446

(Address of principal executive offices)

(775) 304-0260

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2026, the Board of Directors (the “Board”) of Hycroft Mining Holding Corporation (the “Company”) expanded the Board from five to nine directors and appointed Richard O’Brien, Marcelo Godoy, Josh Olmsted, and Blake Rhodes as new independent directors of the Company’s Board (the “New Directors”) effective September 1, 2026. Effective the same date, the Board also appointed Mr. O’Brien to the Audit, Nominating and Governance, and Compensation Committees and as the Company’s Lead Independent Director; Mr. Godoy to the Safety and Technical Committee; Mr. Olmsted to the Environmental, Social & Governance and Safety & Technical Committees; and Mr. Rhodes to the Audit, Nominating and Governance, and Compensation Committees.

For their service, the New Directors will receive compensation consistent with the compensation paid to the Company’s other non-employee independent directors. These compensatory arrangements are described under the caption “Director Compensation” in the Company’s definitive proxy statement relating to its 2026 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on March 25, 2026, and are incorporated by reference herein.

Other than as disclosed herein, in connection with the appointment of the New Directors, no material plan, contract, or arrangement was entered into or materially amended, and no grant or award was made to the New Directors, or modified with respect to the New Directors, under any such plan, contract, or arrangement. The New Directors have (i) no arrangements or understandings with any other person pursuant to which they were selected as independent directors and (ii) no direct or indirect material interest in any transaction, or series of similar transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. O’Brien served as President and Chief Executive Officer of Boart Longyear Limited from 2013 to 2015. Prior to that, he served as Chief Executive Officer of Newmont Mining Corporation from 2007 to 2013, after serving as Chief Financial Officer of Newmont from 2005 to 2007. He currently serves as a director on the boards of Vulcan Materials Company and Saudi Arabian Mining Company.

Mr. Godoy has served as Executive Vice President and Chief Technology Officer of AngloGold Ashanti since October 2021. He previously served as Senior Vice President, Exploration at Newmont Corporation from December 2018 to November 2021 and, before that, as Vice President, Resource Evaluation and Mine Planning at Newmont from April 2017 to November 2018. Prior to joining Newmont in 2012, Mr. Godoy served as Mining Sector Leader for Golder Associates.

Mr. Olmsted has served as Senior Advisor to Freeport-McMoRan Americas (“Freeport”) since December 2025. Prior to that, he served as President and Chief Operating Officer of Freeport from September 2020 to December 2025, after previously serving as Senior Vice President-Americas. Mr. Olmsted held roles of increasing responsibility during his 30 years with Freeport-McMoRan. He currently serves as a director of Sociedad Minera Cerro Verde S.A.A.

Mr. Rhodes has served as the founding partner of Whetstone Resources, Inc. since August 2022. He retired from Newmont Corporation in April 2022, where he served as Senior Vice President, Strategic Development and as a member of the executive leadership team. Mr. Rhodes held roles of increasing responsibility during his 25 years with Newmont, including General Counsel and Senior Vice President, Indonesia. Mr. Rhodes serves on the boards of Fancamp Exploration Ltd. and Triple Flag Precious Metals Corp.

Item 7.01. Regulation FD Disclosure.

On September 1, 2026, the Company issued a press release announcing the appointment of the New Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hycroft Mining Holding Corporation

Dated: September 1, 2026	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Executive Vice President and General Counsel